UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 9, 2006

SEMCO Energy, Inc.
(Exact name of registrant as specified in its charter)

Michigan	001-15565	38-2144267
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1411 Third Street, Suite A, Port Huron, Michigan	48060
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  810-987-2200

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.
Item 5.02.     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 9, 2006, the Board of Directors (the “Board”) of SEMCO Energy, Inc. (the “Company”) elected current Director Donald W. Thomason to replace John M. (Jack) Albertine as Chairman of the Board. Dr. Albertine retired from the Board effective October 9, 2006.

The Company and Dr. Albertine have entered into a retirement agreement (the “Retirement Agreement”) dated October 9, 2006 that was approved by the Board on October 9, 2006 and which provides, among other things, that the Company (i) will pay Dr. Albertine a lump sum payment of $8,750, which represents a portion of the cash retainer he would have otherwise received had he remained a member of the Board until the end of his current term, and (ii) confirmed the vesting of a total of 17,250 shares of the Company’s common stock previously granted to Dr. Albertine as compensation for his services as a Director and as Chairman.

The press release announcing Mr. Thomason’s election and Dr. Albertine’s retirement has been filed herewith as Exhibit 99.1. Dr. Albertine’s resignation letter dated October 9, 2006 has been filed as Exhibit 17.1 hereto, and the Retirement Agreement has been filed as Exhibit 10.1.

Item 9.01     Financial Statements and Exhibits.

10.1	Retirement Agreement between the Company and John M. Albertine dated October 9, 2006.
17.1	Resignation Letter of John M. Albertine dated October 9, 2006.
99.1	Press Release issued October 9, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEMCO Energy, Inc. (Registrant)

Date: October 10, 2006	By:	/s/ Michael V. Palmeri

Michael V. Palmeri Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX
Form 8-K
October 9, 2006

Filed
Exhibit No.	Description	Herewith	By Reference

10.1	Retirement Agreement between the Company and John M. Albertine dated October 9, 2006.	x
17.1	Resignation Letter of John M. Albertine dated October 9, 2006.	x
99.1	Press Release issued October 9, 2006.	x